                                                                     EXHIBIT 4.1
================================================================================




                               WARRANT AGREEMENT



                        GRAND TOYS INTERNATIONAL, INC.



                                      and



                               AKIN BAY COMPANY




                          Dated as of April 10, 1996





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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION  1.  Definitions................................................      1

SECTION  2.  Representations and Warranties.............................      6

SECTION  3.  Issuance of Warrants.......................................      7

SECTION  4.  Registration, Transfer and Exchange of
               Certificates.............................................      7

SECTION  5.  Mutilated or Missing Warrant
               Certificates.............................................      8

SECTION  6.  Duration and Exercise of Warrants..........................      8

SECTION  7.  No Fractional Shares.......................................      9

SECTION  8.  Payment of Taxes...........................................      9

SECTION  9.  Reservation and Issuance of Warrant
               Shares...................................................      9

SECTION  10. Obtaining of Governmental Approvals and
               Stock Exchange Listings..................................     10

SECTION  11. Adjustment of Exercise Price and Number
               of Warrant Shares Purchasable............................     10

SECTION  12. Notices to Warrant Holders.................................     16

SECTION  13. Restrictions on Transfer...................................     17

SECTION  14. Registration...............................................     19

SECTION  15. Covenants of Issuer........................................     32

SECTION  16. Change of Control..........................................     33

SECTION  17. Amendments and Waivers.....................................     34

SECTION  18. Specific Performance.......................................     34

SECTION  19. Notices....................................................     34


                                      (i)

SECTION  20. Binding Effect.............................................     34

SECTION  21. Termination................................................     34

SECTION  22. Counterparts...............................................     35

SECTION  23. New York Law...............................................     35

SECTION  24. Benefits of this Warrant Agreement.........................     35

SECTION  25. Language...................................................     35

Exhibit A      Form of Warrant Certificate

Exhibit B      Warrant Register



                                      (ii)

          WARRANT AGREEMENT dated as of April 1, 1996, between GRAND TOYS INTERNATIONAL, INC. , a Nevada corporation (the "Issuer"), and AKIN BAY COMPANY, a New York partnership ("ABC").


  WHEREAS the Issuer and ABC are parties to a financial advisory agreement dated January 11, 1996 (the "Advisory Agreement"), pursuant to which the Issuer agreed, in order to induce ABC to enter into the Advisory Agreement and in consideration of the services rendered and to be rendered by ABC thereunder, to enter into this Warrant Agreement and to issue to ABC the Warrants hereinafter described; and

  WHEREAS, the conditions set forth in the Advisory Agreement to the issuance by the Issuer to ABC of the Warrants have been fulfilled;

  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

  SECTION 1.  Definitions.  As used in this Warrant Agreement, the following
              ------------
terms shall have the following meanings, unless the context otherwise requires:

  "Adjustment Event" shall have the meaning set forth in Section 11(b)(i) of
  -----------------
this Agreement.

  "Affiliate" of any specified person shall mean any other Person directly or
  -----------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person or which is a director, officer or general partner of such specified Person.

  "Associate" shall mean, when used to indicate a relationship to any Person,
  -----------
(a) a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten percent (10%) of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities; (b) a partner of that Person acting on behalf of the partnership of which they are partners; (c) a trust or estate in which that Person has a substantial beneficial interest or in respect of which he serves as a trustee or in a similar capacity; (d) a spouse or child of that Person; and (e) a relative of that Person or of his spouse if that relative has the same residence as that Person.

  "Business Day" shall mean a day on which banking institutions in Montreal,
  --------------
Quebec, Canada are generally open for business.

  "Cdollars" and the symbol "C$" each shall mean lawful money of Canada.
  -------------------------------

  "Change in Control" shall have the meaning given it in Section 16 of this
  -------------------
Agreement.

  "Closing Date" shall mean the date of the first loan to the Issuer under the
  ---------------
Credit Agreement.

  "Commission" shall mean the United States Securities and Exchange Commission
   ----------
or any entity succeeding to any or all of its functions.

  "Common Stock" shall mean the common shares, $.001 par value, of the Issuer.
   ------------

  "Contractual Obligation" shall mean, as to any Person, any provision of any
   ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

  "Convertible Securities" shall have the meaning set forth in Section 11(b)(ii)
   ----------------------
of this Agreement.

  "Credit Agreement" shall mean the Credit Agreement dated as of March 28, 1996
   ----------------
between Congress Financial Corporation (Canada) and Grand Toys Ltd., as the same may be amended from time to time hereafter.

  "Current Market Price per Share" shall have the meaning set forth in Section
   --------------------------------
11(c) of this Agreement.

  "Designated Holders" shall mean each of (i) ABC, and (ii) any Person to whom
   ------------------
ABC has transferred not less than 50% of the aggregate Warrants and Warrant Shares then outstanding.

  "EBITDA" shall mean, for any period, an amount equal to net income of the
   ------
Issuer and its consolidated Subsidiaries for such period determined in accordance with GAAP plus the following, to the extent deducted in computing such net income: (i) interest expense on indebtedness of the Issuer and its Subsidiaries, (ii) taxes and (iii) depreciation and amortization expense.

  "Exchange Act" shall mean the United States Securities Exchange Act of 1934,
   ------------
as amended, or any successor Federal statute.

  "Exercise Price" shall mean the exercise price of a Warrant, which shall be US
   --------------
$1.25 per Warrant Share, subject to adjustment as provided in Section 11.

  "Expiration Date" shall mean March 31, 2006, or, if such day is not a Business
   ---------------
Day, the next succeeding Business Day.

  "GAAP" shall mean generally accepted accounting principles in United States
   ----
applied on a consistent basis.

  "Governmental Authority" shall mean any nation or government, any state or
   ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

  "Holders of Registrable Securities" shall mean all holders of Warrants and
   ---------------------------------
Nonpublic Warrant Shares.

  "Management Holders"  shall mean Stephen Altro, David Mars, Ronald Goldenberg
   ------------------
or any Affiliate of such Persons or any Parent of such an Affiliate, and any other holder of Common Stock of the Issuer, or of Options to purchase such Common Stock pursuant to any duly authorized stock option plan of the Issuer hereafter adopted.

  "Nonpublic Warrant Shares" shall mean Warrant Shares that have not been sold
   ------------------------
to the public (or pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and bear the legend set forth in Section 13(b) or a legend substantially to the same effect.

  "Options" shall have the meaning set forth in Section 11(b)(ii) of this
   -------
Agreement.

  "Parent" of a corporation shall mean any Person now or at any time or times
   ------
hereafter owning or controlling (alone or with any Affiliate or Associate of such Person) at least a majority of the issued and outstanding stock of such corporation or any Subsidiary of such corporation.

  "Person" shall mean any individual, sole proprietorship, partnership, limited
   ------
liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or local government (whether federal, provincial, state municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

  "Put Period" shall mean the period commencing on the Put Commencement Date and
   ----------
ending on the Expiration Date.

  "Requirement of Law" shall mean, as to any Person, the Certificate of
   ------------------
Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

  "Securities Act" shall mean the United States Securities Act of 1933, as
   --------------
amended, or any successor Federal statute.

  "Subsidiary" of any Person shall mean any corporation of which more than 50%
   ----------
of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person or any partnership or joint venture of which more than 50% of the outstanding equity interests are at the time, directly or indirectly, owned by such Person.

  "Valuation Event" shall mean one or more of the following events occurring
   ---------------
within the applicable period specified in Section 17(e):

        (a) a sale, exchange or other transfer of all or substantially all the assets of the Issuer, of Grand Toys (US) Ltd or Grand Toys Ltd. (other than any restructuring of any such corporations that is permitted pursuant to the Credit Agreement and Section 16 hereof;

        (b) a transfer or transfers by any Management Holder of more than 1% of the Common Stock (or of Options to purchase such Common Stock) of the Issuer in the aggregate with respect to all such Management Holders since the date of purchase of any Warrants or Nonpublic Warrant Shares pursuant to Sections 16 (a), (b), (c) and (d); or

        (c) the first underwritten primary public offering of Common Stock or other securities of the Issuer to occur after the date of this Agreement.

  "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement
   -------
entitling the record holder thereof to purchase from the Issuer at the Warrant Office one share of Common Stock of the Issuer (subject to adjustment as provided in Sections 11 and 18) at the Exercise Price at any time before 5:00 p.m., local time, on the Expiration Date.

  "Warrant Certificate" shall mean a certificate evidencing one or more
   -------------------
Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Sections 11 and 18.

  "Warrant Office" shall mean the office or agency of the Issuer at which the
   --------------
Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 1710 Rte. TransCanadienne, Dorval, Quebec, Canada H9P 1H7, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

  "Warrant Register" shall mean the register, substantially in the form of
   ----------------
Exhibit B hereto, maintained by the Issuer at the Warrant Office.

  "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon
   --------------
exercise of the Warrants, as the number and/or type of such shares may be adjusted from time to time pursuant to Sections 11 and 18.

  SECTION 2.  Representations and Warranties.  The Issuer hereby represents and
              -------------------------------
warrants as follows:

        (a) The Issuer is a corporation validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates.

        (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Law or any agreement binding upon the Issuer.

        (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and except to the extent enforcement of certain rights to indemnification would violate any United States or Canada Federal or state securities laws. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock.

        (d) (i) The Issuer's capital stock consists of 50,000,000 authorized shares of its voting common shares, US$.001 par value, of which 7,704,500 shares have been issued and were outstanding at April 1, 1996, and 5,000,000 authorized shares of preferred shares, $0.01 par value, of which none were issued and outstanding at April 10, 1996, (ii) the Warrant Shares issuable to ABC upon exercise of the Warrants would, if issued on the date hereof, represent 3.57% of the number of outstanding shares of the Common Stock and (iii) other than the Warrants and the Warrant Shares issuable upon exercise thereof, and except as disclosed in the Issuer's filings to the date hereof under the Exchange Act there are no outstanding options, warrants, conversion rights or other rights to obtain any shares of Common Stock or any other security convertible into or exchangeable for shares of the Common Stock.

  SECTION 3.  Issuance of Warrants.  The Issuer hereby agrees to issue and
              ---------------------
deliver to ABC on the Closing Date Warrants evidencing rights to purchase 275,000 shares of the Common Stock, subject to adjustment as provided in Sections 11 and 18, at any time on or before 5:00 p.m., local time, on the Expiration Date, at a price per share equal to the Exercise Price. On the Closing Date, the Issuer shall deliver to ABC one or more Warrant Certificates evidencing the Warrants.

  SECTION 4.  Registration, Transfer and Exchange of Certificates.  (a)  The
              ----------------------------------------------------
Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of ABC. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

  (b) Subject to Section 13, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) evidencing such remaining number of Warrants shall be issued to the holder surrendering such Warrant Certificate(s).

  (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Sections 13(b) and (c), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

  SECTION 5.  Mutilated or Missing Warrant Certificates. If any Warrant
              ---------------------------- -------------
Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity or bond satisfactory to it or its transfer agent. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) if the Warrant Certificate for which such substitution is made bore such legend.

  SECTION 6.  Duration and Exercise of Warrants.  (a) The Warrants evidenced by
              ----------------------------------
a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time on or after the date hereof and prior to 5:00 p.m., local time, on the Expiration Date.

  (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase annexed thereto duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants. Except as set forth in Sections 13(b) and (c), each Warrant Share shall bear the legend set forth in Section 13(b).

  (c) If less than all the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate.
Each new Warrant Certificate so issued shall bear the legend set forth in
Section 13(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

  SECTION 7.  No Fractional Shares.  The Issuer shall not be required to issue
              ---------------------
fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price per Share of such share (determined in accordance with the provisions of Section 11(c) hereof) multiplied by such fraction.

  SECTION 8.  Payment of Taxes.  The Issuer will pay all taxes (other than any
              -----------------
applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided, that the Issuer shall not be required to pay
                          --------
any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

  SECTION 9.  Reservation and Issuance of Warrant Shares.
              -------------------------------------------
  (a) The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares deliverable upon exercise of all outstanding Warrants.

  (b)  Before taking any action which would cause an adjustment pursuant to
Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue Warrant Shares at the Exercise Price as so adjusted.

  (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be free from all taxes with respect to the issuance thereof and from all liens, charges and security interests.

  SECTION 10.  Obtaining of Governmental Approvals and Stock Exchange Listings.
               ----------------------------------------------------------------
The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares or other securities, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which the Common Stock is then listed.

  SECTION 11.  Adjustment of Exercise Price and Number of Warrant Shares
               ---------------------------------------------------------
Purchasable.  Prior to the Expiration Date, the Exercise Price and the number of
------------
Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

  (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on Common Stock in shares or other securities of the Issuer, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares or other securities of the Issuer, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event, retroactive to the record date, if any, for the event.

  (b) (i) In the event that the Issuer shall at any time after the date of this Agreement issue any shares of capital stock (excluding shares of Common Stock issuable (A) upon the conversion or exchange of Convertible Securities, (B) upon exercise of Options referred to in paragraph (b)(ii) below, or (C) upon exercise of any Warrant, in any such case without consideration or at a price per share less than the Current Market Price per share of Common Stock, then, in each such event (an "Adjustment Event"), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto (the "Initial Number") shall be adjusted so that the holder of any Warrant shall be entitled to receive the number of shares of Common Stock determined by multiplying the Initial Number by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of
                                                       ----
additional shares of Common Stock issued in such Adjustment Event and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of shares of Common
                                           ----
Stock which the aggregate issuance price of the total
number of shares of Common Stock issued in such Adjustment Event would purchase at the Current Market Price per share of Common Stock then in effect; provided,
                                                                      --------
however, that no such adjustment shall be made for the issuance of shares of
-------
Common Stock in connection with a merger or consolidation of the Issuer with another corporation covered by subsection 11(g).

  (ii) In the event that, at any time after the date of this Agreement, the Issuer shall in any manner issue or sell any stock or other securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") or grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities (such rights, options or warrants being hereinafter referred to as "Options"), and the minimum price per share for which shares of Common Stock are issuable pursuant to such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Issuer as consideration for the granting of such Options, or issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Issuer upon the exercise of such options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable pursuant to such Options or upon the conversion or exchange of the total maximum amount of such Convertible Securities) shall be less than the Current Market Price per Share of shares of Common Stock in effect immediately prior to the time of the granting of such Options or issuance or sale of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable pursuant to such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities (as of the date of the granting of such Options or issuance or sale of such Convertible Securities) shall be deemed to be outstanding and to have been issued or sold for purposes of paragraph (b)(i) hereof for the minimum price per share as so determined; provided that, except as provided in the following proviso, no
            --------
further adjustment of the number of Warrant Shares issuable upon exercise of the Warrants shall be made upon the actual issue of shares of Common Stock so deemed to have been issued; provided, further, that upon the expiration or termination
                     --------  -------
of any unexercised Options or conversion or exchange privileges for which any adjustment was made pursuant to paragraph (b)(i) and this paragraph (b)(ii) (or, if the purchase price provided for in any Option referred to in this paragraph
(b)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in this paragraph (b)(ii), or the rate at which any Convertible Securities referred to in this paragraph (b)(ii) are convertible into or exchangeable for Common Stock shall change at any time), then the number of Warrant Shares issuable upon exercise of the Warrants shall be readjusted and shall thereafter be such number as would have prevailed had the number of shares of Common Stock issuable upon exercise of the Warrants been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or conversion or exchange rights and (B) the consideration actually received by the Issuer upon such exercise plus the consideration, if any, actually received by the Issuer for the issuance, sale or grant of all of such options or Convertible Securities whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made for the issuance, sale or grant of such Options or Convertible Securities.

  (iii) In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Issuer or, if the holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination, by an independent investment banking firm mutually selected by the Issuer and the holders of a majority of the Warrants (the cost of the engagement of such investment banking firm to be borne by the Issuer unless such investment banking firm shall determine that the value of such consideration is not more than the amount that is 5% greater than the value of such consideration determined by the Board of Directors and not less than the amount that is 5% less than such value determined by the Board of Directors, in which case 50% of the cost of the engagement of such investment banking firm shall be borne pro rata by the holders of the Warrants and 50% of such cost shall be borne by the Issuer). Shares of Common Stock owned by or held for the account of the Issuer or any majority-owned Subsidiary shall not be deemed outstanding for the purpose of any computation pursuant to this Section 11(b).

  (c)  The "Current Market Price per Share" of Common Stock on any date shall be
            ------------------------------
deemed to be:

        (i) the average of the daily closing prices for the 20 consecutive trading days immediately preceding such date as reported on the Composite Transactions Tape or, if the Common Stock is not reported on the Composite Transactions Tape, the last sale price regular way of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on such securities exchange, or, if the Common Stock is not listed or admitted to trading on such an exchange, the closing sales price or, if there is no closing sales price, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Board of Directors of the Issuer for that purpose; or

        (ii) if no such prices are furnished, the fair market value of a share of Common Stock as determined by an independent investment banking firm mutually selected by the Issuer and the holders of a majority of the Warrants and Nonpublic Warrant Shares (or, in the case of any issuance of securities pursuant to the Stock Option Plans, in good faith by the Board of Directors of the Issuer or, if the holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination, by the independent investment banking firm mutually selected by the Issuer and the holders of a majority of the Warrants and Nonpublic Warrant Shares); provided, that if a valuation has been made by such an
                      --------
     independent investment banking firm in accordance with the foregoing and such valuation or determination has been made within six months prior to any date as of which the Current Market Price per Share is to be determined hereunder, then such valuation or determination shall be binding on the Issuer and the holders of the Warrants and Nonpublic Warrant Shares unless any event shall have occurred since the date of such valuation or determination which, in the reasonable opinion of the Issuer's Board of Directors or the holders of a majority of the Warrants and Nonpublic Warrant Shares, materially affects the continued validity of such valuation or determination.

The costs of engagement of said investment banking firm shall be borne by the Issuer for all valuations by such firm required pursuant to this Section 11 (c).

  (d) No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants, provided that any adjustments which
                                           --------
by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided,
                                                             --- --------
further, that notwithstanding the foregoing, all such adjustments shall be made
-------
no later than three years from the date of the first event that would have required an adjustment but for this paragraph. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

  (e)  If at any time, as a result of an adjustment made pursuant to this
Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

  (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment.

  (g) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in paragraph (a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale;

and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled, and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (g) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

  (h) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

  (i) If any question shall at any time arise with respect to the adjusted Exercise Price or adjusted number of Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

  SECTION 12.  Notices to Warrant Holders.  Upon any adjustment of the Exercise
               ---------------------------
Price or number of Warrant Shares issuable upon exercise pursuant to Section 11, the Issuer shall promptly, but in any event within 10 days thereafter, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register, by registered mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

     In the event:

        (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants;

        (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets;

        (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

        (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

        (e) the Issuer proposes to take any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11;

then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register, at least 20 days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by registered mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up), and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

  SECTION 13.  Restrictions on Transfer.  (a) ABC represents that it is
               -------------------------
acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering thereof within the meaning of the Securities Act, but subject to any Requirement of Law that the disposition of the property of the holder of a Warrant and/or Warrant Share shall at all times be within its control. ABC acknowledges that the Warrants and the Nonpublic Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act and agrees that it will not (i) during the six month period commencing on the date of this Agreement and ending September 30, 1996 (the "Retention Period"), dispose of any of the Warrant Shares, except for transfers to any Affiliate or wholly owned subsidiary of ABC , or (ii) after the close of the Retention Period, sell or otherwise transfer any of its Warrants or Nonpublic Warrant Shares, except upon the terms and conditions specified herein.

  (b) (i)  ABC agrees, and each subsequent transferee described in paragraph
(ii) below shall agree by written instrument reasonably satisfactory to the Issuer, that it will not transfer any Warrants or Nonpublic Warrant Shares except:

  (A) pursuant to Rule 144 under the Securities Act;

  (B) pursuant to Rule 144A under the Securities Act;

  (C) pursuant to Regulation S under the Securities Act;

  (D) pursuant to any other exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel to the transferor in form and substance reasonably satisfactory to counsel for the Issuer, to the effect that the proposed transfer may be effected without registration under the Securities Act);

  (E) a transfer by ABC to any Affiliate; or

  (F) pursuant to an effective registration statement under the Securities Act.

  (ii) Each Warrant Certificate and each certificate for the Warrant Shares issued to ABC or to a subsequent transferee pursuant to Section 13(b)(i)(B), (D) (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) or (E), shall include a legend in substantially the following form:

     THE [WARRANTS AND UNDERLYING SHARES] [SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     IN ADDITION, THE [WARRANTS AND UNDERLYING SHARES] [SHARES] MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF APRIL 10, 1996, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

  (c) The restrictions set forth in Section 13(b) shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or transferred pursuant to clause (A) or (C) of Section 13(b)(i) (subject, in the case of clause (C), to any applicable requirements of Regulation S). Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in Section 13(b), at which time the Issuer will rescind any transfer restrictions relating thereto.

  (d) With a view to making available to ABC and subsequent holders of the Nonpublic Warrant Shares the benefits of certain rules and regulations of the Commission (including, without limitation, Rule 144, Rule 144A and Regulation S under the Securities Act) which may permit the sale of Nonpublic Warrant Shares without registration, the Issuer agrees to take any and all such actions as may be reasonably required of it to make available to ABC and such subsequent holders such benefits, including without limitation, to:

        (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto;

        (ii) so long as Rule 144A is available to ABC and such holders, make and keep available the information specified in Rule 144A(d)(4) under the Securities Act or any successor provision thereto;

        (iii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

        (iv) so long as ABC or any other holder owns any Warrants or Nonpublic Warrant Shares, furnish to each such holder forthwith upon request a written statement listing all reports filed by the Issuer with the Commission, a copy of the most recent annual or quarterly report of the Issuer filed with the Commission, and such other reports and documents of the Issuer and other information in the possession of or reasonably obtainable by the Issuer as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

  SECTION 14.  Registration.  (a) (i)  If, at any time after the date hereof,
               -------------
the Issuer proposes to register any shares of its Common Stock or other securities under the Securities Act (other than a registration statement effected on Form S-4 or Form S-8 or similar forms), it will at each such time give written notice to all Holders of Registrable Securities of its intention to do so and, upon the written request of any holder thereof given within 20 days after the Issuer's giving of such notice (which request shall state the intended method of disposition thereof by the prospective sellers), the Issuer will use its best efforts to effect the registration of the Nonpublic Warrant Shares which it shall have been so requested to register by including the same in such registration statement, all to the extent requisite to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request; provided, that if, at any time after
                                        --------
giving such written notice of its intention to register Common Stock or other securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register such Common Stock or other securities or to delay registration of such Common Stock or other securities, the Issuer may, at its election, give written notice of such determination to the holders of the Nonpublic Warrant Shares to be included in such registration and thereupon (x) in the case of a determination not to register, the Issuer shall be relieved of its obligation to register such Warrant Shares in such proposed registration (but shall not be relieved of its obligations to pay registration expenses to the extent incurred in connection therewith as provided below or of its obligations to register such Warrant Shares pursuant to a subsequent request for registration made pursuant to this Section 14(a)) and (y) in the case of a determination to delay registering, the Issuer shall be permitted to delay registering any Warrant Shares for the same period as the delay in registering such Common Stock or other securities. If the registration of which the Issuer gives notice pursuant to this Section 14(a) is for an underwritten public offering, the Issuer shall so advise the Holders of Registrable Securities as part of the written notice of the proposed registration.

  (ii) If the Issuer's managing underwriters shall advise the Issuer and the Holders of Registerable Securities in writing that the inclusion in any registration pursuant to this Section 14(a) of some or all of the Nonpublic Warrant Shares sought to be registered by the holders requesting such registration creates a reasonable likelihood that the proceeds or price per unit the Issuer will derive from such registration will be materially reduced or that the number of securities to be registered (including those sought to be registered at the instance of the Issuer and any other party entitled to participate in such registration as well as those sought to be registered by the holders of Nonpublic Warrant Shares) is too large a number (by a material margin) to be reasonably sold, the Issuer may include in such registration up to all (but not in excess of the Maximum Number) shares of Common Stock or other securities sought to be registered at the instance of the Issuer and shall include in such registration as many shares of Common Stock or other securities sought to be registered by selling stockholders (which term shall include each holder, other than the Issuer, of shares of Common Stock or other securities including, but not limited to, Warrant Shares) as possible (i.e., the Maximum
                                                            ----
Number, as defined below, minus the number of shares sought to be registered at the instance of the Issuer), and if any reduction in the number of selling stockholder shares to be included in such registration is necessary, such reduction shall be effected, first, by reducing the number of shares of Common
                             -----
Stock or other securities sought to be registered by Other Securityholders, such reduction to be effected pro rata among them in proportion to the number of shares of Common Stock or other securities sought to be registered by each of them, and, second, but only to the extent that any further reduction in the
           ------
number of shares of Common Stock or other securities to be included in such registration is requested by the managing underwriter, by reducing the number of shares of Common Stock or other securities sought to be registered by the holders of the Warrants and the Nonpublic Warrant Shares, such reduction to be effected pro rata among them in proportion to the number of shares of Common Stock or other securities sought to be registered by each of them. "Other Securityholders", as used herein, shall mean any holders of Common Stock or of Options or

Convertible Securities which are then exercisable or convertible, as the case may be, for shares of Common Stock, but only if such Other Securityholders have been granted registration rights by the Issuer and have agreed to grant the holders of the Warrants and the Nonpublic Warrant Shares the right to participate in any demand registration rights of such Other Securityholders on terms comparable to the terms hereof. "Maximum Number", as used in connection with the number of shares of Common Stock which can be sold in a registration, shall mean the maximum number of such shares which the Issuer and the holders of Warrants and Nonpublic Warrant Shares are advised by the managing underwriters can be sold in such registration without suffering the material adverse effects referred to above in this paragraph (ii).

  (b) As a condition to the inclusion of Nonpublic Warrant Shares in any registration statement, each holder of Warrants and Nonpublic Warrant Shares requesting registration of Nonpublic Warrant Shares will furnish to the Issuer such information with respect to such holder as is required to be disclosed in the registration statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission. Failure of any holder to furnish such information shall not affect the obligations of the Issuer under this Section 14 to the remaining holders who furnish such information.

  (c) In the event that holders of the Warrants or Nonpublic Warrant Shares elect to participate in an underwritten offering pursuant to Section 14(a), the Issuer may require that the Nonpublic Warrant Shares requested to be registered be included in such underwriting and that such Warrant Shares be included therein on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. In such case, each holder of Nonpublic Warrant Shares to be included in such registration shall be a party to any underwriting agreement with respect to such offering. Each holder of such Warrant Shares shall be required to make representations and warranties to or agreements with the Issuer and the underwriters regarding such holder, such holder's intended method of distribution and any other representations as are required by law or are customary in secondary distributions. In the event that the holders of the Warrant Shares elect not to participate in any underwritten offering pursuant to
Section 14(a), such holders agree not to effect any public sale or distribution of any equity securities of the Issuer during the period specified in the underwriting agreement; provided, that such period does not exceed 180 days
                        --------
after the effective date of the registration; and provided, further, that all
                                                  --------  -------
other holders of Common Stock or other securities of the Issuer not included therein have agreed not to publicly sell or distribute any of such Common Stock or other securities for the same period.

  (d) Subject to Sections 14 (a)(i), 14(g) and 14(h), if and whenever the Issuer is required to use its best efforts to effect the registration of Warrant Shares under the Securities Act, the Issuer shall:

        (i) as expeditiously as possible, prepare and file with the Commission a registration statement on the appropriate form with respect to such Nonpublic Warrant Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing;

        (ii) as expeditiously as possible, prepare and file with the Commission such amendments and supplements (including post-effective amendments and supplements) to the registration statement covering such Nonpublic Warrant Shares and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Nonpublic Warrant Shares covered by such registration statement until 120 days after such registration statement is declared effective (60 days in the case of a registration pursuant to Section 14(a)), provided, however, that (A) such 120-day period shall be extended for any period of time equal to the period that a Designated Holder refrains from selling any Nonpublic Warrant Shares at the request of an underwriter of Common Stock and (B) in the case of any registration of Nonpublic Warrant Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Nonpublic Warrant Shares are sold, provided that Rule 415 under the Securities Act or any successor rule permits an offering on a continuous or delayed basis;

        (iii) as expeditiously as possible, furnish to each seller of such Nonpublic Warrant Shares registered, or to be registered, under the Securities Act and to each underwriter, if any, of such Nonpublic Warrant Shares such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such seller or underwriter may reasonably request, in order to facilitate the public sale or other disposition of such Nonpublic Warrant Shares;

        (iv) as expeditiously as possible, notify each seller of such Nonpublic Warrant Shares if, at any time when a prospectus relating to such Nonpublic Warrant Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Nonpublic Warrant Shares would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act. Immediately upon receipt of such notice, each holder of Nonpublic Warrant Shares included in such registration shall cease to offer or sell any Nonpublic Warrant Shares pursuant to such registration statement and shall cease to deliver or use such registration statement or any prospectus included therein and, if so requested by the Issuer, return to the Issuer all copies (other than permanent file copies) of such registration statement which are in the actual possession of such holder. Subject to
     Section 14(g), the Issuer will, as expeditiously as possible, take such action as may be reasonably necessary to amend or supplement such registration statement or prospectus included therein in order to set forth or reflect such event or state of facts and will, as expeditiously as possible, furnish to all sellers a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

        (v) as expeditiously as possible, use its best efforts to register or qualify such Nonpublic Warrant Shares under such other securities or blue sky laws of such jurisdictions as such sellers shall reasonably request, to keep such registrations and qualifications in effect for so long as the registration statement referred to in paragraph (ii) above remains in effect, and to do any and all other acts and things which may be necessary or reasonably desirable to enable such sellers to consummate the public sale or other disposition in each such jurisdiction of such Nonpublic Warrant Shares owned by such sellers; provided, however, that the Issuer
                                                     -------
     will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
     (v) or where directors or officers of the Issuer would be required to escrow shares of Common Stock of the Issuer or provide indemnities in their individual capacity in connection with such qualification or (B) consent to general service of process in any such jurisdiction or (C) subject itself to general taxation in any such jurisdiction;

        (vi) keep the holders of such Nonpublic Warrant Shares informed of the Issuer's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and will promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved, (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose, and (C) of the suspension of the qualification of any Nonpublic Warrant Shares included in such registration statement for sale in any jurisdiction. Immediately upon receipt of any such notice, such holders shall cease to offer or sell any Warrant Shares pursuant to such registration statement in the jurisdiction to which such stop order or suspension relates. Subject to Section 14(g), the Issuer shall use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as practicable the withdrawal or revocation thereof, and will notify such holders at the earliest practicable date of the date on which the holders may offer and sell such Nonpublic Warrant Shares pursuant to the registration statement;

        (vii) furnish to the sellers of such Nonpublic Warrant Shares, on the date that such Nonpublic Warrant Shares are delivered to the underwriters for sale in connection with a registration, if such Nonpublic Warrant Shares are being sold through underwriters or, if such Nonpublic Warrant Shares are not being sold through underwriters, on the date that the registration statement with respect to such Nonpublic Warrant Shares becomes effective, (A) an opinion of the independent counsel representing the Issuer for the purposes of such registration, dated such date, in form and substance as is customarily given by counsel to underwriters in an underwritten public offering, and (B) a "comfort" letter dated such date from the independent public accountants who have certified the Issuer's financial statements included in the registration statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

        (viii) make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of Section 11(a) of the Securities Act and Rule 155 thereunder;

        (ix) cooperate with the sellers of such Nonpublic Warrant Shares and the underwriters, if any, of such Non-Public Warrant Shares, give each seller of such Nonpublic Warrant Shares, and the underwriters, if any, of such Nonpublic Warrant Shares and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Issuer with its officers and independent public accountants during normal business hours as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act and, in the event that such Nonpublic Warrant Shares are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions;

        (x) pay all costs and expenses incident to the performance and compliance by the Issuer with the provisions of this Section 14, including without limitation (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for the Issuer, including without limitation the entire expense of any special audits required by the rules and regulations of the Commission, (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys), (E) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and (F) the fees and expenses of one counsel for the holders of a majority of the Nonpublic Warrant Shares being registered; expressly excluding, however, underwriting discounts and commissions relating to the Nonpublic Warrant Shares sold.

  (e)(i) The Issuer will indemnify and hold harmless each seller of Warrant Shares and each Person, if any, who Controls (as defined below) such seller from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Warrant Shares were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made, except to the extent that such losses, claims, damages, liabilities or expenses are caused by (x) any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished to the Issuer in writing by such seller expressly for use therein, (y) if such seller participates as an underwriter in an offering, such seller's failure to send or give (or cause to be sent or given) a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act, to the Person asserting an untrue statement or alleged omission, or (z) the failure of such seller to comply with its obligations pursuant to the first full sentence of Section 14 (d) (iv). As used in this paragraph (e)(i) and in paragraph (e)(ii) below, a Person "Controls" another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract, or otherwise.

  (ii) It shall be a condition to the obligations of the Issuer to effect a registration of Warrant Shares under the Securities Act pursuant hereto, that each seller, severally and not jointly, indemnify and hold harmless the Issuer and each Person, if any, who Controls the Issuer to the same extent as the indemnity from the Issuer in the foregoing paragraph, but only with reference to
(x) information included in reliance upon and in conformity with information furnished to the Issuer in writing by such seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, and (y) failure by such seller to comply with the provisions of the first full sentence of Section 14 (d) (iv).

  (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this Section 14(e), such indemnified party shall promptly notify the indemnifying party in writing of the same; provided, that failure to notify the indemnifying party shall not relieve
      --------
it from any liability it may have to an indemnified party otherwise than under this Section 14(e). The indemnifying party shall be entitled to participate in and to assume the defense of any claim or proceeding under this Section 14(e) with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any such claim or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to assume the defense of such claim or proceeding as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate in the opinion of counsel to such indemnified party due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding; provided, that the Issuer shall not be liable for the fees and
            --------
disbursements of more than one counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final nonappealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

  (f) The provisions of Section 14 (e) to the contrary notwithstanding, the Issuer may delay the preparation and/or filing of any registration statement or prospectus or any amendment or supplement to any registration statement or prospectus in connection with a registration of Nonpublic Warrant Shares initiated by the Issuer in which Nonpublic Warrant Shares are to be included pursuant to Section 14(a) for a period not to exceed 90 days in the case of clause (x) and (y) below or 45 days in the case of clause (z) below (the "Blackout Period") if (x) the Issuer would, in the reasonable opinion of its counsel, be required to disclose material information which, in the good faith judgment of the Board of Directors of the Issuer, would not be in the best interests of the Issuer and its stockholders to disclose at that time, (y) the Board of Directors of the Issuer reasonably determines that any such filing would impede, delay or interfere with any material financing, offer or sale of securities, acquisition, corporate reorganization or other transaction involving the Issuer or any of its Affiliates; provided, however, that the Blackout Period
                                     --------  -------
shall earlier terminate upon public disclosure by the Issuer of such material information or (z) the Issuer does not yet have audited financial statements for the fiscal year most recently ended prior to such written request (unless the Designated Holders shall have agreed to pay all costs and expenses incurred by the Issuer in connection with the preparation of such audited financial statements); and provided further that, in the case of (x) or (y) above, the
             --------------------
Issuer shall promptly deliver a copy of such opinion of counsel (in the case of (x) above) and evidence of such determination by the Board of Directors of the Issuer to such Designated Holders and each holder which shall have requested to join in such registration pursuant to Section 14(a). Upon notice by the Issuer to stockholders of such determination, which notice shall specify the date on which the Blackout Period shall end, such holders covenant to (i) keep the fact of any such notice confidential, (ii) promptly halt any offer, sale, trading or transfer by them or any of their Affiliates of any of the Warrant Shares for the duration of the Blackout Period and (iii) promptly halt any use, publication, dissemination or distribution of any registration statement, each prospectus included therein, and any amendment or supplement thereto by it or any of its Affiliates for the duration of the Blackout Period. In the event the Issuer shall give such notice, the period mentioned in Section 14(e)(ii) shall be extended by a number of days equal to the duration of such Blackout Period.

  (g) The provisions of Section 14(e) to the contrary notwithstanding, if the Issuer has previously been required to file a registration statement pursuant to
Section 14(a) and the date when the Issuer would be required to file a second registration statement pursuant to Section 14(a) would, but for this paragraph
(g), be less than six months after the date when such prior registration statement became effective, the Issuer may delay the filing of such second registration statement until the date that is six months after the date when such prior registration statement became effective.

  (h) The holders of Warrants and Nonpublic Warrant Shares shall not have registration rights with respect to any proposed sales of Nonpublic Warrant Shares as to which sales (A) a "no action" response has been received from the Commission confirming the availability of an exemption from the requirements of the Securities Act with respect to such proposed sales or (B) an opinion of counsel to the Issuer shall have been rendered to the effect that registration of such Nonpublic Warrant Shares for such proposed sales is not required and counsel for the selling holders shall concur in such opinion.

  (i) If, with respect to any registration of the shares of Common Stock or other securities of the Issuer pursuant to paragraph (b) of this Section 14, the managing underwriters shall request that the holders of the Warrants exercise such Warrants for shares of Common Stock or of non-voting common stock or other securities of the Issuer providing identical rights as the shares of Common Stock except for voting rights, and that cannot be exchanged or converted by the holders of the Warrants for shares of Common Stock and that can be exchanged or converted by any transferee of the holder of the Warrants for shares of Common Stock, such holders shall exercise such Warrants, provided that such exercise would not violate, or cause such holder of Warrants to be in violation of, any provision of law applicable to such holder.

  (j) Notwithstanding anything to the contrary contained in this Section 14, the Issuer shall not register any shares of its Common Stock or other securities under the laws of any jurisdiction other than the United States unless (i) each Designated Holder shall have consented to such registration and (ii) this Agreement shall have been amended pursuant to an amendment in form and substance satisfactory to the holders of the Warrants and the Nonpublic Warrant Shares to give the holders of the Warrants and Nonpublic Warrant Shares identical rights with respect to such registration as such holders would have hereunder in the event of a registration of any shares of the Issuer's Common Stock or other securities under the Securities Act.

  SECTION 15.  Covenants of Issuer.  The Issuer covenants and agrees with the
               --------------------
holders of the Warrants that, prior to the date of the first registered public offering of Common Stock pursuant to which at least 50% of the Warrant Shares shall have been registered and sold, unless such holder shall otherwise have previously consented in writing:

  (a) Whether or not the Credit Agreement is in effect, the Issuer shall comply with the provisions of Section 8.6 of the Credit Agreement and such Section 8.6 is hereby incorporated by reference in and made a part of this Warrant Agreement as if set forth in full herein.

  (b) So long as any of the Warrants shall remain outstanding, the Issuer shall not in any manner grant (whether directly or by assumption in a merger or otherwise) any rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock containing provisions designed to protect against dilution thereof which at such time are or thereafter will become more advantageous to the holders thereof than the provisions contained in Section 11 protecting the holders of the Warrants from dilution thereof.

  (c) From and after the date of this Agreement, the Issuer shall not, without the prior written consent of the holders of a majority of the outstanding Warrants and Nonpublic Warrant Shares, enter into any agreement with any holder or prospective holder of any securities of the Issuer which would allow such holder or prospective holder to include such securities in any registration filed under Section 14(a) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the number of Nonpublic Warrant Shares which is included.

  (d) Notwithstanding anything to the contrary contained herein (including, without limitation, the adjustments of the Warrants contemplated by Section 11 hereof), the Issuer shall not take, or omit to take, any action which would result in an adjustment of the Warrants pursuant to Section 11 or in any shares of Common Stock being issued or issuable to any holder of the Warrants or the Warrant Shares other than the issuance and sale by the Issuer of shares of Common Stock or Options to purchase, or Convertible Securities convertible or exchangeable for, shares of Common Stock.

  SECTION 16.  Change of Control.  In the event that, as a result of (a) a
               -----------------
public offering of securities of the Issuer by the Issuer or any direct or indirect Parent of the Issuer, (b) a business combination transaction in which voting securities of the Issuer are issued, or (c) the exercise of any Options or the conversion of any Convertible Securities, the Issuer becomes a Subsidiary of any Person, or a Person (or such Person and such Person's Affiliates or Associates) becomes a Parent of the Issuer) (any of such events being called a "Change in Control"), then the Issuer and the holders of the Warrants and Warrant Shares will negotiate in good faith such arrangements as are reasonably required to reflect substantially the same rights and restrictions with respect to any new Parent resulting from such Change in Control as the Issuer and the holders of the Warrants and Warrant Shares have pursuant to this Warrant Agreement.

  SECTION 17.  Amendments and Waivers.  Any provision of this Warrant Agreement
               -----------------------
may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the outstanding Warrants (or in the case of Sections 13 through 16, the holders of a majority of the outstanding Warrants and Nonpublic Warrant Shares); provided, that the
                                                        --------
Exercise Price may not be increased, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced (except pursuant to Section 11 hereof), the Expiration Date may not be changed to an earlier date and this
Section 17 may not be amended except with the consent of the holders of all outstanding Warrants and/or Nonpublic Warrant Shares, as the case may be.

  SECTION 18.  Specific Performance.  The holders of the Warrants and/or
               ---------------------
Nonpublic Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Nonpublic Warrant Shares.

  SECTION 19.  Notices.  (a)  Any notice or demand to be given or made by the
               --------
holders to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed to the Issuer at the Warrant Office.

  (b) Any notice to be given by the Issuer to the holders of the Warrants or the Warrant Shares shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

  SECTION 20.  Binding Effect.  This Warrant Agreement shall be binding upon and
               ---------------
inure to the sole and exclusive benefit of the Issuer, its successors and assigns, ABC and the registered holders from time to time of the Warrants and the Warrant Shares.

  SECTION 21.  Termination.  Except as otherwise provided herein, this Warrant
               ------------
Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or on the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the redemption thereof by the Issuer), except that the provisions of Section 14 shall continue in full force and effect after such termination.

  SECTION 22.  Counterparts.  This Warrant Agreement may be executed in
               -------------
counterparts, and by the different parties hereto on separate counterparts, but all of said counterparts taken together shall be deemed to constitute one and the same instrument.

  SECTION 23.  New York Law.  This Warrant Agreement and each Warrant
               -------------
Certificate shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

  SECTION 24.  Benefits of this Warrant Agreement.  Nothing in this Warrant
               -----------------------------------
Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

  SECTION 25.  Language.  The parties hereto expressly request and require that
               ----------
this Warrant Agreement and all related documents be drafted in English. Les parties aux presentes conviennent et exigent que cettes Convention et tous les documents qui s'y rattachent soient redige en Anglais.

  IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                         GRAND TOYS INTERNATIONAL, INC.



                         By: /s/ Stephen Altro
                             Name:
                             Title:
ATTEST:
[CORPORATE SEAL]


/s/ Ron Goldenberg
(Assistant) Secretary


                         AKIN BAY COMPANY


                         By: /s/ James B. Rybakoff
                                James B. Rybakoff,
                                President

                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT

                         (FORM OF WARRANT CERTIFICATE)


THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF APRIL 10 1996 BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                              WARRANT CERTIFICATE
                        evidencing Warrants to purchase
                                Common Shares in
                         GRAND TOYS INTERNATIONAL, INC.


No. W-__                                                      275,000 Warrants

  This Warrant Certificate certifies that                , or registered
assigns, is the registered holder of Two Hundred Seventy Five Thousand (275,000) Warrants (the "Warrants") to purchase Common Shares, US$.001 par value, in GRAND TOYS INTERNATIONAL, INC., a Nevada corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., local time of the Warrant Office, on April 1, 2006 or, if such day is not a Business Day, the next succeeding Business Day (the "Expiration Date"), one fully paid and nonassessable Common Share, US$.001 par value, of the Issuer (the "Warrant Shares") at a price (the "Exercise Price") of US $ ____ per Warrant Share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 1710 TransCanada Highway, Dorval, Quebec, H9P 1H7 or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.

  The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

  Warrant Certificates, when surrendered at the Warrant office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

  Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

  This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated as of April 10, 1996 between the Issuer and Akin Bay Company (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers.

                         GRAND TOYS INTERNATIONAL, INC.

                         By:/s/ Stephen Altro
                            Name:
                            Title:
(CORPORATE SEAL)
ATTEST:
________________________
(Assistant) Secretary

                                                                           ANNEX
                                                                      TO FORM OF
                                                             WARRANT CERTIFICATE

                        [FORM OF ELECTION TO PURCHASE]

                   (To be executed upon exercise of Warrant)

  The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate W-___________, to purchase Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount
of US $         in accordance with the terms hereof.  The undersigned requests that a certificate for such Warrant Shares be registered in the name of _____________whose address is _______________ and that such certificate be delivered to ______________ whose address is ____________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of______________ whose address is _______________ and that such Warrant Certificate be delivered to _______________ whose address is________________.


                    Signature:______________________________
                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of the
                              Warrant Certificate.)


Date:

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT

                                WARRANT REGISTER
                                ----------------


================================================================================================
                                    Original Number
Warrant                             of Warrants and                  Names and Address
Certificate No.                      Warrant Shares                  of Warrant Holder
----------------------------  ----------------------------  ------------------------------------
W-___                                                                 Akin Bay Company
                                                                    141 East 44th Street
                                                                     New York, NY 10017
                                                                      Attn:  Chairman
================================================================================================

================================================================================================
                                    Original Number
Warrant                             of Warrants and                  Names and Address
Certificate No.                      Warrant Shares                  of Warrant Holder
----------------------------  ----------------------------  ------------------------------------
W-1                               275,000 Warrants to                 Akin Bay Company
                                purchase 275,000 Shares             141 East 44th Street
                                                                     New York, NY 10017
                                                                      Attn:  Chairman

================================================================================================